UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2022

New York City REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39448	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor New York, New York 10019
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	NYC	New York Stock Exchange
Class A Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2022 annual meeting of stockholders (the “Annual Meeting”) of New York City REIT, Inc. (the “Company”) was held on May 31, 2022, at which there were present, in person or by proxy, stockholders holding an aggregate of 7,960,648 shares of the Company’s Class A common stock, out of a total number of 13,565,570 shares of the Company’s Class A common stock issued and outstanding and entitled to vote at the Annual Meeting, representing approximately 58.7% of the shares entitled to be voted. In the case of proposal number one reported below, the person receiving the most votes cast was elected to the board.

Specifically, at the Annual Meeting, the Company’s stockholders: (i) re-elected Elizabeth K. Tuppeny as the Class II director to serve until the Company’s 2025 annual meeting of stockholders and until her successor is duly elected and qualifies; (ii) ratified the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; (iii) approved, on a non-binding advisory basis, the compensation of the Company’s executive officers; and (iv) approved, on a non-binding advisory basis, a frequency of one year for future stockholder advisory votes on compensation of the Company’s named executive officers. The proposals are described in detail in the Company’s 2022 proxy statement dated April 15, 2022. No other proposals were submitted to a vote of the Company’s stockholders at the Annual Meeting.

The final results of the matters voted on at the Annual Meeting are set forth below. Under the New York Stock Exchange rules, where any proposal included in a company’s proxy statement is subject to a counter-solicitation, brokers, banks or other nominees holding shares for beneficial owners do not have discretionary voting power with respect to any proposal. Consequently, where counter-solicitations are sought, broker non-votes cannot arise. Given that proposal number one to re-elect Elizabeth K. Tuppeny was subject to a counter-solicitation, broker non-votes could not, and did not, exist with respect to any of the proposals set forth below.

Proposal 1 – Election of Class II Director

Nominee	For	Percentage of Votes Cast	Abstain	Withhold	Broker Non-Votes
Elizabeth K. Tuppeny	3,982,607	50.0%	—	345,239	N/A
Sharon Stern	3,422,215	43.0%	—	44,284	N/A

Proposal 2 – Ratification of the Appointment of PwC as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022:

Votes For	Votes Against	Abstain	Broker Non-Votes
7,172,251	199,495	588,902	N/A

Proposal 3 – Non-Binding Advisory Vote on the Compensation of the Company’s Executive Officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
3,952,411	3,495,231	346,703	N/A

The results above differ from those originally announced on May 31, 2022, which reported a majority of the votes against the proposal.

Proposal 4 – Non-Binding Advisory Vote on the Frequency of Future Non-Binding Advisory Votes on the Compensation of the Company’s Executive Officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
4,059,948	303,591	3,085,424	345,382	N/A

Subsequent to the Annual Meeting, the Board of Directors (the “Board”) discussed the results of the non-binding advisory vote on the frequency of future stockholder advisory votes. The Board considered the fact that the Company has a reimbursement obligation under its agreement with the Company’s advisor that results in the Company reimbursing certain compensation paid by the advisor to the Company’s chief financial officer. The agreement may not be revised without the consent of the parties. As a result, the Board decided that the Company would hold a stockholder advisory vote on executive compensation every three years.

Item 7.01. Regulation FD Disclosure.

On June 3, 2022, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1. The information set forth in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated June 3, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New York City REIT, Inc.

Date: June 3, 2022	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer, President, and Secretary